As filed with the Securities and Exchange Commission on January 8, 2004

Registration No. 333-111446

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eMerge Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	10305 102nd Terrace Sebastian, Florida 32958 (772) 581-9700	65-0534535
(State or jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Mr. David Warren

Chief Executive Officer

eMerge Interactive, Inc.

10305 102nd Terrace

Sebastian, Florida 32958

(772) 581-9700

(Name, address and telephone number of agent for service)

With a copy to:

Michael J. Pendleton, Esq.

Jenkens & Gilchrist,

a Professional Corporation

1445 Ross Avenue, Suite 3200

Dallas, Texas 75202

(214) 855-4500

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 is being filed with the Commission solely for the purpose of providing information regarding expenses in Part II, Item 14.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by eMerge in connection with the registration of the common stock. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission registration fee	$177.25
Printing and engraving expenses	200.00
Legal fees and expenses	2,000.00
Accounting fees and expenses	7,000.00
Miscellaneous	100.00

Total	$9,477.25

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sebastian, State of Florida, on the 8th day of January, 2004.

EMERGE INTERACTIVE, INC.

By:	/s/ DAVID C. WARREN

David C. Warren, Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed below by the following persons in the capacities and on the dates stated. Each of the directors and/or officers of whose signature appears below hereby appoints David C. Warren, as his attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments (including, without limitation, post-effective amendments) to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things on their behalf in their capacities as directors and/or officers to enable eMerge Interactive, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. WARREN David C. Warren	Chief Executive Officer and Director (Principal Executive Officer)	January 8, 2004

/s/ JURIS PAGRABS * Juris Pagrabs	Chief Financial Officer (Principal Accounting and Financial Officer)	January 8, 2004

/s/ THOMAS L. TIPPENS * Thomas L. Tippens	Chairman of the Board	January 8, 2004

/s/ JOHN C. BELKNAP * John C. Belknap	Director	January 8, 2004

/s/ CHRISTOPHER J. DAVIS * Christopher J. Davis	Director	January 8, 2004

/s/ ANTHONY P. DOLANSKI * Anthony P. Dolanski	Director	January 8, 2004

/s/ ROBERT E. DRURY * Robert E. Drury	Director	January 8, 2004

/s/ JOHN C. FOLTZ * John C. Foltz	Director	January 8, 2004

/s/ JOHN A. LOFTUS * John A. Loftus	Director	January 8, 2004

*By:	/s/ David C. Warren

Agent and Attorney-in-fact

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